Exhibit 99.2

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Condensed Balance Sheets
September 30, 2017 and December 31, 2016
(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$3,155,210	$4,013,217
Accounts receivable, net	2,901,494	2,327,928
Inventories, net	8,712,180	5,334,862
Prepaid inventory	3,337,684	674,592
Other current assets	454,817	247,382
Total current assets	18,561,385	12,597,981
Property and equipment, net	11,460,853	6,104,433
Intangible assets, net	296,236	129,501
Other long term assets	5,000	10,000
Total assets	$30,323,474	$18,841,915

Liabilities and Member’s Deficit
Current liabilities:
Accounts payable	$19,226,747	$6,892,995
Accrued sales returns	4,226,050	2,054,352
Compensation and benefits	1,613,353	1,809,706
Customer prepayments	2,168,340	4,153,790
Accrued sales tax	8,232,236	2,292,018
Other accrued liabilities	1,363,274	1,163,152
Current portion of long-term obligations	16,344	51,426
Related party notes payable	—	300,000
Total current liabilities	36,846,344	18,717,439
Long-term obligations, net of current portion	20,821	23,641
Other long term liabilities	1,492,161	913,510
Total liabilities	38,359,326	19,654,590
Member’s deficit:
Common units, no par value, 100,000,000 units authorized; 88,000,000 units issued and outstanding	2,259,704	2,259,704
Distributions	(4,076,246)	(286,363)
Accumulated deficit	(6,219,310)	(2,786,016)
Total member’s deficit	(8,035,852)	(812,675)
Total liabilities and member’s deficit	$30,323,474	$18,841,915

The accompanying notes are an integral part of these condensed financial statements (unaudited).

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Condensed Statements of Operations
For the Nine Months Ended September 30, 2017 and 2016
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Revenues, net	$133,820,332	$40,882,484
Cost of revenues:
Cost of revenues	73,904,098	25,572,911
Related party royalty fees	—	3,611,053
Total cost of revenues	73,904,098	29,183,964
Gross profit	59,916,234	11,698,520
Operating expenses:
Marketing and sales	53,970,103	9,978,453
General and administrative	8,462,617	2,844,535
Research and development	904,416	521,663
Loss on disposal of property and equipment	10,260	—
Total operating expenses	63,347,396	13,344,651
Operating loss	(3,431,162)	(1,646,131)
Other income (expense):
Other income	1,918	1,748
Interest expense	(4,050)	(20,254)
Total other income (expense)	(2,132)	(18,506)
Net loss	$(3,433,294)	$(1,664,637)

The accompanying notes are an integral part of these condensed financial statements (unaudited).

2

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Condensed Statement of Member’s Deficit
For the Nine Months Ended September 30, 2017
(Unaudited)

	Contributed Common Equity	Member Distributions	Accumulated Deficit	Total Member’s Deficit
Balance – December 31, 2016	$2,259,704	$(286,363)	$(2,786,016)	$(812,675)
Net loss	—	—	(3,433,294)	(3,433,294)
Member distributions	—	(3,789,883)	—	(3,789,883)
Balance – September 30, 2017	$2,259,704	$(4,076,246)	$(6,219,310)	$(8,035,852)

The accompanying notes are an integral part of these condensed financial statements (unaudited).

3

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2017 and 2016
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(3,433,294)	$(1,664,637)
Adjustments to reconcile net loss to net cash provided in operating activities:
Depreciation and amortization	465,022	37,532
Loss on disposal of property and equipment	10,260	—
Bad debt reserve	25,370	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(598,936)	(1,293,288)
Increase in inventories	(3,377,318)	(2,322,335)
Increase in prepaid inventory and other assets	(2,865,527)	(657,367)
Increase in accounts payable	11,823,210	3,089,265
Increase in accrued sales returns	2,171,698	1,990,922
Increase (decrease) in accrued compensation and benefits	(196,353)	751,025
Increase (decrease) in customer prepayments	(1,985,450)	440,276
Increase in other accrued liabilities	6,718,991	3,613,403
Net cash provided by operating activities	8,757,673	3,984,796

Cash flows from investing activities:
Purchase of property and equipment	(5,316,705)	(3,007,164)
Investment in intangible assets	(166,773)	—
Net cash used in investing activities	(5,483,478)	(3,007,164)

Cash flows from financing activities:
Proceeds from related-party notes payable	—	245,000
Payments on related-party notes payable	(300,000)	(538,977)
Payments on long-term obligations	(42,319)	(178)
Member distributions	(3,789,883)	(83,437)
Net cash used in financing activities	(4,132,202)	(377,592)

Net increase (decrease) in cash	(858,007)	600,040
Cash, beginning of the period	4,013,217	70,865
Cash, end of the period	$3,155,210	$670,905

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$31,230	$23,937

Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable	$511,364	$709,598
Equipment acquired through capital lease	$3,595	$6,977

The accompanying notes are an integral part of these condensed financial statements (unaudited).

4

PURPLE INNOVATION, LLC
(Formerly known as WonderGel, LLC)
Notes to Condensed Financial Statements (Unaudited)

Note 1 Description of Business

Purple Innovation, LLC (the Company), formerly known as WonderGel, LLC, was established as a limited liability company under the laws of the State of Delaware on May 26, 2010. The name was changed to Purple Innovation, LLC on January 27, 2017. The Company is a comfort technology company which designs and manufactures products to improve how people sleep, sit, and stand. It designs and manufactures a range of comfort technology products, including mattresses, pillows, and cushions, using its proprietary Hyper-Elastic Polymer® technology designed to improve comfort. The Company markets and sells its products through direct-to-consumer and traditional retail channels.

Note 2 Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

These unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information. The accompanying condensed financial statements and notes are unaudited. These unaudited condensed financial statements and notes should be read in conjunction with the audited financial statements and accompanying notes for the year ended December 31, 2016. In management’s opinion, all necessary adjustments for a fair presentation of the results for the interim periods presented have been made and are of a recurring nature. The results for the nine months ended September 30, 2017 are not necessarily indicative of the results expected for the full fiscal year or any other interim period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The carrying value of cash and cash equivalents approximates fair value because of the short-term maturity of those instruments.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded net of an allowance for expected losses and consist primarily of receivables from wholesale customers and receivables from third-party processors for customer credit card purchases. The allowance is recognized in an amount equal to anticipated future write-offs. Management estimates allowance for doubtful accounts based on delinquencies, aging trends, industry risk trends, our historical experience and current trends. Account balances are charged off against the allowance when management believes it is probable the receivable will not be recovered. Management maintained an allowance for doubtful accounts of $35,370 as of September 30, 2017 and $10,000 as of December 31, 2016.

5

Inventories

Inventories consist of raw materials, work-in-process and finished goods and are stated at the lower of cost or net realizable value. Manufactured inventory consists of raw material, direct labor and manufacturing overhead cost components. Cost is calculated using the average cost method. The Company reviews the components of its inventory on a regular basis for excess and obsolete inventory and makes appropriate adjustments when necessary. Once established, the original cost of the inventory less the related inventory allowance represents the new cost basis of such products. The reserve for inventory obsolescence was $184,625 as of September 30, 2017 and December 31, 2016.

Intangible Assets

Intangible assets consist of legal costs for obtaining patents for developed technologies and legal cost of trademarks. Patents are being amortized using the straight-line method over their estimated useful lives of 20 years. Trademarks have indefinite lives and are not amortized, but instead are tested for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. No impairments on intangible assets were recorded during the nine months ended September 30, 2017 or for the year ended December 31, 2016.

Revenue Recognition

The Company generates revenues from the sale of inventory. Revenue is recognized when the following revenue recognition criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or the service has been provided; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. Revenue generated from sales is recognized when the inventory is shipped to the customer, which is when title passes to the customer. Revenue is reported net of estimated sales returns and excludes sales taxes. Sales tax and other regulatory amounts collected from customers are not considered revenue and are included as other accrued liabilities on the accompanying balance sheet.

The Company does not normally charge additional amounts above list price to the customer for shipping and handling. Orders with an exceptionally high shipping cost will be charged to the customer with those amounts recorded as revenue under the same policy as product revenue. Shipping costs are recorded as a component of cost of revenues.

Customer prepayments include cash amounts transacted with customers prior to product delivery. At September 30, 2017 and December 31, 2016, $2,168,340 and $4,153,790, respectively, was included in current liabilities in the accompanying condensed balance sheets.

Sales Returns

The Company guarantees its products and offers up to 100-days to return a mattress or pillow and 30-days to return a seat cushion for a full refund. The Company’s policy grants to customers a right of return requiring the Company to reduce the amount of the revenue recognized by the amount of the estimated returns. The estimated sales returns, which are recorded as a reduction of revenue at the time of sale and are recorded as a liability on the balance sheet, are based on historical trends and product return rates and are adjusted for any current or expected trends as appropriate. Actual sales returns could differ from these estimates. We regularly assess and adjust the estimate of accrued sales returns by updating the return rates for actual trends and projected costs. We classify as a current liability the estimated sales returns as they are expected to be paid out in less than one year. As of September 30, 2017 and December 31, 2016, $4,226,050 and $2,054,352 was included as returns reserve liability in the accompanying Condensed Balance Sheets, respectively. The Company had the following activity for refunds for the nine months ended September 30, 2017:

Balance at January 1, 2017	$2,054,352
Additions that reduced net sales for current period	13,233,262
Deduction from reserves for current period returns	(11,061,564)
Balance at September 30, 2017	$4,226,050

6

Warranty Liabilities

The Company provides a limited warranty on most of the products sold. The estimated warranty costs, which are expensed at the time of sale and included in cost of revenues, are based on the results of product testing, industry and historical trends and warranty claim rates incurred and are adjusted for any current or expected trends as appropriate. Actual warranty claim costs could differ from these estimates. The Company regularly assesses and adjusts the estimate of accrued warranty claims by updating claims rates for actual trends and projected claim costs. The Company classifies as non-current those estimated warranty costs expected to be paid out in greater than one year. As of September 30, 2017 and December 31, 2016, $347,168 and $217,709 of accrued warranty expense is included as a component of accrued expenses and other current liabilities and $508,502 and $284,150 of accrued warranty expense is included in other long term liabilities on the Company’s accompanying condensed balance sheets, respectively. The Company had the following activity for warranties for the nine months ended September 30, 2017:

Balance at January 1, 2017	$501,859
Additions charged to expense for current period sales	836,915
Deduction from reserves for current period claims	(483,104)
Balance at September 30, 2017	$855,670

Fair Value Measurements

The Company uses the fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price, based on the highest and best use of the asset or liability. The levels of the fair value hierarchy are:

Level 1 — Quoted market prices in active markets for identical assets or liabilities;

Level 2 — Significant other observable inputs (e.g. quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable, such as interest rate and yield curves, and market-corroborated inputs); and

Level 3 — Unobservable inputs in which there is little or no market data, which require the reporting unit to develop its own assumptions.

The Company has no assets or liabilities recorded at fair value on a recurring or non-recurring basis at September 30, 2017 or December 31, 2016. The carrying amounts of cash, cash equivalents, receivables, accounts payable and accrued expenses approximate fair value because of the short-term nature of these accounts. The carrying amount of the Company’s debt approximates fair value due to the short term nature of the debt.

Incentive Units

The Company grants incentive units to certain employees in conjunction with the authorized equity incentive plan. The Company accounts for the incentive units in accordance with ASC 718, Compensation — Stock Compensation. The Company determined that the incentive units are accounted for as a liability which requires the fair value of the award to be determined at each reporting date with the change in fair value recorded in earnings. The awards have a performance condition and the compensation expense is recognized when it is probable the performance condition will be achieved. The incentive units contain a performance condition that the Company has concluded has not occurred, nor is it probable that one will occur. Therefore, as of September 30, 2017, no compensation expense has been recognized.

New Accounting Pronouncements, Not Yet Adopted

In May 2017, the Financial Accounting Standards Board (“FASB”) issue Accounting Standards Update (“ASU”) 2017-09, “Compensation — Stock Compensation: Scope of Modification Accounting.” The amendments provide guidance on determining which changes to the terms and conditions of share-based payment awards require an entity to apply modification accounting under Topic 718. These updates are effective for the Company for its annual period beginning January 1, 2018, and interim periods therein, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

7

In January 2017, the FASB issued ASU 2017-01, “Business Combinations: Clarifying the Definition of a Business.” These amendments clarify the definition of a business. The amendments affect all companies and other reporting organizations that must determine whether they have acquired or sold a business. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments are intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The guidance in this standard is not expected to have a material impact on the financial statements.

In October 2016, the FASB issued ASU 2016-17, “Consolidation: Interests Held through Related Parties that are under Common Control.” These amendments change the evaluation of whether a reporting entity is the primary beneficiary of a variable interest entity by changing how a reporting entity that is a single decision maker of a variable interest entity treats indirect interests in the entity held through related parties that are under common control with the reporting entity. If a reporting entity satisfies the first characteristic of a primary beneficiary (such that it is the single decision maker of a variable interest entity), the amendments require that reporting entity, in determining whether it satisfies the second characteristic of a primary beneficiary, to include all of its direct variable interests in a variable interest entity and, on a proportionate basis, its indirect variable interests in a variable interest entity held through related parties, including related parties that are under common control with the reporting entity. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments.” Among other clarifications, this updated accounting guidance on the following eight specific cash flow classification issues: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned life insurance policies; (6) distributions received from equity method investees; (7) beneficial interests in securitization transactions; and (8) separately identifiable cash flows and application of the predominance principle. Current GAAP does not include specific guidance on these eight cash flow classification issues. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements.

In June 2016, the FASB issued ASU No, 2016-13, “Financial Instruments — Credit Losses: Measurement of Credit Losses on Financial Instruments.” These amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2021, and interim periods within annual periods beginning January 1, 2022, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation: Improvements to Employee Share-Based Payment Accounting,” which updated the accounting guidance related to stock compensation. This update simplifies the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as the classification in the statement of cash flows. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2018, and interim periods within annual periods beginning January 1, 2019, with early adoption permitted. The guidance in this standard is not expected to have a material impact on the financial statements of the Company.

8

In February 2016, the FASB issued ASU No. 2016-02, “Leases,” which updated the accounting guidance related to leases as part of a joint project with the International Accounting Standards Board (“IASB”) to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Under the new guidance, a lessee will be required to recognize assets and liabilities for capital and operating leases with lease terms of more than 12 months. Additionally, this update will require disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2020, and interim periods within annual periods beginning January 1, 2021, with early adoption permitted. The Company is currently evaluating the potential impact this new standard may have on its financial statements.

In May 2014, in addition to several amendments issued during 2016, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” This pronouncement updated the accounting guidance related to revenue from contracts with customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle is that a company should recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. The standard defines a five-step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. In accordance with allowed private company guidelines, these updates are effective for the Company for its annual period beginning January 1, 2019, and interim periods within annual periods beginning January 1, 2020, with early adoption permitted. It shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. The Company is currently evaluating the impact that the standard will have on its financial statements.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

New Accounting Pronouncements, Adopted in 2017

In July 2015, the Financial Accounting Standards Board (“FASB”) issued ASU 2015-11, “Inventory (Topic 330) Simplifying the Measurement of Inventory.” The amendments clarify that an entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Substantial and unusual losses that result from subsequent measurement of inventory should be disclosed in the financial statements. This guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those annual periods. The amendments are to be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The impact of this adoption was not material to the financial statements of the Company.

Note 3 Property and Equipment

Property and equipment consisted of the following:

	September 30, 2017	December 31, 2016
Equipment in progress	$3,390,122	$3,868,796
Equipment	7,146,086	1,576,714
Equipment under capital lease	33,092	29,497
Furniture and fixtures	154,149	143,288
Computer equipment	248,803	136,740
Leasehold improvements	1,100,702	496,515
Total property and equipment	12,072,954	6,251,550
Accumulated depreciation	(612,101)	(147,127)
Property and equipment, net	$11,460,853	$6,104,423

9

Depreciation expense was $464,984 and $37,532 for the nine months ended September 30, 2017 and September 30, 2016, respectively.

Note 4 Other Current Liabilities

The Company’s other accrued expenses consisted of the following:

	September 30, 2017	December 31, 2016
Website commissions	$537,846	$500,843
Related party interest	—	21,687
Rent — related party	79,769	228,852
Warranty expense — current portion	347,168	217,709
All other accrued expenses	398,491	194,061
Total other current liabilities	$1,363,274	$1,163,152

Website commissions represent the costs associated with arrangements the Company has with third party websites to send e-commerce traffic to the Company’s website to purchase products online.

Note 5 Long-Term Obligations

In December 2016, the Company received a non-cash capital contribution from InnoHold, LLC (“InnoHold”) who is the 100% member of the Company. The contribution included property and equipment that was encumbered with a note payable to an unrelated entity, with the note payable being assumed by the Company. The note payable has monthly payments of $9,435, including interest, at a fixed rate of 4.98 percent and is collateralized by the underlying equipment. The remaining outstanding principal balance on the note payable was $9,396 and $46,594 at September 30, 2017 and December 31, 2016, respectively.

The Company acquired equipment valued at $33,092 pursuant to two capital lease agreements. The leases were entered into in August 2016 and August 2017 with monthly payments of $839 over the lease periods of four to five years. The leases are collateralized by the underlying equipment.

Note 6 Commitments and Contingencies

Required Member Distributions

Pursuant to the December 30, 2016 Amended and Restated Limited Liability Company Agreement, the Company is required to distribute to the members an amount equal to 45 percent of the Company’s net taxable income that was allocated to each such member following the end of each fiscal year. For the nine months ended September 30, 2017 and September 30, 2017, the Company made member distributions of cash in the amount of $3,789,883 and $83,437 respectively.

Employment Agreements

On December 31, 2016, the Company has entered into agreements with two key employees that are also controlling members of the Company. The agreements outline compensation and severance commitments. If these key employees are terminated without cause, the Company is required to pay up to $3.4 million in compensation and maintain certain benefits for up to five years.

10

Operating Leases

The Company leases various office and warehouse facilities under two non-cancelable operating leases. Building space for its headquarters facility in Alpine, Utah is leased from TNT Holdings, LLC (“TNT”), an entity under common control with the Company, with a lease term of 10 years and expires in April 2020. The Company also leases a facility located in Grantsville, Utah for use primarily as manufacturing and warehouse space with a lease term of 66 months and expires in January 2022. Rent expense on lease payments, including those with rent escalations and rent free periods, is recognized on a straight-line basis over the lease term. The difference between the straight-line rent amounts and amounts payable under the leases are recorded as part of deferred rent in, in other current liabilities or long-term liabilities, as appropriate. At September 30, 2017 and December 31, 2016, there was $99,164 and $0 of deferred rent included in other current liabilities in the condensed balance sheets, and deferred rent included in long term liabilities in the condensed balance sheets was $983,659 and $629,360, respectively. During the nine months ended September 30, 2017 and September 30, 2016, the Company recognized rent expense in the amount of $2,007,099 and $1,026,893, respectively.

Legal Proceedings

On March 23, 2017, the Company filed its First Amended Complaint against Honest Reviews, LLC (“HMR”), Ryan Monahan (“Mr. Monahan”) and GhostBed, Inc. (“GhostBed”) (collectively, the “Defendants”), alleging that the Defendants are working together on a competitive campaign to intentionally disseminate false and misleading statements regarding the safety of the Company’s mattresses, while at the same time failing to disclose to the public the fact that Mr. Monahan has, since 2015, provided significant digital marketing services to GhostBed, for which his company received substantial compensation. The Defendants have published a number of articles and related materials claiming, without substantiation, that the non-toxic anti-tack powder used in connection with the Company’s products can cause respiratory distress, exacerbate asthma or other respiratory conditions, and cause cancer or even death. Defendants have widely published these materials, including on the HMR website, honestmattressreviews.com, and all of associated HMR social media pages. GhostBed has alleged a number of counterclaims against the Company but, at this state of the litigation, management believes it unlikely that the Company will be liable or owe damages to GhostBed. On September 22, 2017, the United States District Court in Utah issued a preliminary injunction requiring full disclosure of the relationship between GhostBed and Monahan on the HMR website and social media, to remove certain prior articles and other content regarding the Company, the anti-tack powder, and the lawsuit from the HMR website and social media, and requiring that any future posts by the Defendants regarding the Company or the lawsuit be accompanied by a full disclosure of the relationship between Monahan and GhostBed. Despite the Court’s issuance of the preliminary injunction, the Company is unable to determine, at this stage, the possible outcome of the litigation.

The Company is from time to time involved in various claims, legal proceedings and complaints arising in the ordinary course of business. The Company does not believe that adverse decisions in any such pending or threatened proceedings, or any amount that the Company might be required to pay by reason thereof, would have a material adverse effect on the financial condition or future results of the Company.

Note 7 Related-Party Transactions

The Company had related-party transactions with certain entities that are considered related parties.

During the nine months ended September 30, 2017 and September 30, 2016, the Company incurred $698,970 and $698,970 in rent expense to TNT for the building lease on the Alpine facility. As of September 30, 2017 and September 30, 2016, the Company has deferred rent in the amount of $147,900 and $80,220, respectively included as a long-term liability on the balance sheet. The Company also has a security deposit of $5,000 with TNT which comprises long term assets on the balance sheets.

InnoHold is the 100% member of the Company and during the nine months ended September 30, 2017, the Company extinguished a note payable to InnoHold by paying $300,000 in principal plus accrued interest of $28,596.

The Company paid member distributions to InnoHold with cash in the amount of $3,789,883 and $83,437 during the nine months ended September 30, 2017 and September 30, 2016, respectively.

As of September 30, 2017, the Company has payables to EdiZONE, LLC, an entity that is under common control with the Company, and InnoHold for certain expenses in the amount of $7,369 and $3,986, respectively, which are included in accounts payable on the balance sheet. As of December 31, 2016, the Company has payables to EdiZONE, LLC, TNT, LLC, an entity that is under common control, and InnoHold for certain expenses in the amount of $96,121, $344,171 and $26,233, respectively, which are included in accounts payable on the balance sheets.

11

On February 10, 2017, the Company entered into a Shared Services Agreement with EdiZONE, pursuant to which the Company and EdiZONE agreed to provide certain operational and administrative support services. There were no services performed during the nine months ended September 30, 2017 under this agreement.

Note 8 Concentrations

The Company had the following revenues by product for the nine months ended September 30, 2017:

Mattress	$96,306,592
Top of bed[1]	15,907,082
Bases[2]	12,808,023
Cushion	8,798,635
Total revenue, net	$133,820,332

(1)	Includes pillows, sheets and mattress protectors.

(2)	Includes platforms and power bases.

All revenue was generated from sales in North America and no individual customer accounts for more than 10 percent of revenue. At September 30, 2017, approximately 66 percent of accounts receivable was comprised of credit card processors and fulfillment centers with funds being deposited within 2 to 3 days. At December 31, 2016, approximately 48 percent of accounts receivable was comprised of two credit card processors with funds being deposited within 2 to 3 days.

The Company currently obtains materials and components used in production from outside sources. As a result, the Company is dependent upon suppliers that in some instances, are the sole source of supply. The Company is continuing efforts to dual-source key components. The failure of one or more of the Company’s suppliers to provide materials or components on a timely basis could significantly impact the results of operations. The Company believes that it can obtain these raw materials and components from other sources of supply in the ordinary course of business, although an unexpected loss of supply over a short period of time may not allow for the replacement of these sources in the ordinary course of business.

The Company maintains its cash balances in financial institutions based in the United States that are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 for each financial institution per entity. At times, the Company’s cash balance deposited at financial institutions exceed the federally insured deposit limits but the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to these deposits.

Note 9 Incentive Units

In January 2017 pursuant to the 2016 Equity Incentive Plan that authorized the issuance of 12,000,000 incentive units (the “Plan”), the Company granted 11,250,006 incentive units to an entity for the benefit of certain employees, which vest over four years (with 25% vesting after the first year and the remaining monthly vesting thereafter for the following 36 months) from the later of the first of the month after their respective date of hire or January 1, 2016. These incentive units are non-voting and the unit holders will only participate in potential liquidating distributions after a future majority sale of the Company. Incentive unit holders are only eligible to participate after the distribution threshold of approximately $135 million is met. Incentive unit holders do not participate in tax or discretionary distributions prior to final liquidating distributions, but may be eligible to receive a catch up discretionary distribution once the common unit holders receive the distribution threshold from a liquidating event. The incentive units contain a performance condition that the Company has concluded has not occurred, nor is it probable that one will occur. Therefore, for the nine months ended September 30, 2017 no compensation expense has been recognized. All reserved units that are not issued by September 30, 2017, or that are otherwise forfeited, will be held in the plan.

12

The following table summarizes the Company’s total incentive unit activity for the nine months ended September 30, 2017:

Incentive Units
Incentive units outstanding as of January 1, 2017	—
Granted	11,250,006
Exercised	—
Forfeited	(2,569,543)
Expired	—
Incentive units outstanding as of September 30, 2017	8,680,463

Incentive units vested as of September 30, 2017	1,473,445

Note 10 Subsequent Events

Management has evaluated subsequent events through December 15, 2017, the date on which the financial statements were issued.

Subsequent to September 30, 2017, 63,380 incentive units were forfeited. After September 30, 2017 no more incentive units could be awarded and all reserved units that were not issued by that date, or that are otherwise forfeited are being held in the plan. As of December 15, 2017 there were 8,617,083 incentive units outstanding.

In October 2017, the Company entered into an agreement with Wells Fargo Bank for a $10 million revolving line of credit for working capital requirements and general corporate purposes (“LOC”). The LOC has an interest rate equal to 3% above the LIBOR rate and interest is to be paid by the Company on a quarterly basis. All outstanding principal balance of the LOC is due and payable in full on October 8, 2019. The LOC is secured by certain assets of the Company. The LOC has an unused commitment fee to be paid quarterly commencing January 1, 2018, equal to 0.25% of the daily unused amount of the LOC. The LOC also includes certain covenants made by the Company including making payments on time, providing timely audited financial statements, maintain adequate insurance, maintaining an EBITDA not less than $500,000 based on a rolling 4-quarter basis, asset coverage ratio not less than 1.5 to 1, no capital expenditures greater than $10,000,000 in any fiscal year and other usual and customary covenants. Subsequent to September 30, 2017, the Company has drawn approximately $8.0 million on the LOC. The Company was in breach of one of the terms of the agreement by failing to provide the 2017 third quarter financial reporting information in accordance with the provisions of the agreement. The Company received a waiver from Wells Fargo Bank of its default rights so long as the Company delivers the information by December 15, 2017. The Company delivered the third quarter financial reporting information to Wells Fargo on December 15, 2017.

On November 1, 2017, the Company and EdiZONE executed an Amended and Restated Confidential Assignment and License Back Agreement, pursuant to which EdiZONE assigned substantially all of its intellectual property to the Company and the Company licensed back to EdiZONE such intellectual property for use outside the consumer comfort and cushioning field of use reserved by the Company. EdiZONE also agreed to notify the Company of any breach of a third party license agreement relating to consumer comfort intellectual property or consumer comfort products and the Company reserved the right to enforce EdiZONE’s rights with respect to such violations, provided that the Company agreed to pay the costs of such enforcement and to indemnify EdiZONE for any losses arising therefrom. EdiZONE further agreed not to extend such third party licenses or waive any such violations, or to settle any claim with respect thereto, without the Company’s consent. In addition, EdiZONE also agreed to not sell or transfer any of its assets or assign any intellectual property or licenses relating to certain consumer comfort products and related intellectual property without the Company’s consent. EdiZONE has agreed not to use any intellectual property in the consumer comfort or cushioning field of use, subject only to its existing third party licenses.

On November 2, 2017, the Company and Global Partner Acquisition Corp., a Delaware corporation (“GPAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among GPAC, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), the Company and InnoHold. Pursuant to the Merger Agreement, the Company will be acquired through a merger of Merger Sub with and into the Company, with the Company being the survivor in the merger. InnoHold will receive, as consideration for its common units in the Company, cash (the “Cash Consideration”), newly issued shares of Class B Stock and newly issued Class B membership units of the Company. The total merger consideration (the “Merger Consideration”) payable to InnoHold will be determined by a formula which deducts from the Company’s agreed upon enterprise value of $900 million the amount of the Company’s indebtedness and transaction expenses and adds the amount of cash held by the Company. The closing is expected to take place two business days after the satisfaction or waiver of certain conditions including the stockholders of GPAC shall have approved the Merger Agreement and the business combination and other transactions and matters required to be approved by the stockholders pursuant to the Merger Agreement. In addition, the unanimous approvals of the merger agreement by the board of directors of the Company and the manager of InnoHold, and the members of the Company and InnoHold shall not have been modified or revoked. The Merger Agreement may be terminated and the business combination abandoned at any time prior to the closing by mutual agreement of the Company and GPAC or by the Company if the closing has not occurred by January 31, 2018; provided, however, that the right to terminate the Merger Agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the business combination to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement. Concurrently with the consummation of the business combination, the existing amended and restated limited liability company agreement of the Company will be further amended and restated in its entirety (as so amended and restated, the “Operating Agreement”). The Operating Agreement of the Company will provide for Class A Units and Class B Units. The Class A Units will be voting common units of the Company entitled to share in the profits and losses of The Company and to receive distributions as and if declared by the board of managers of the Company. The Class B Units will be entitled to share in the profits and losses of the Company and to receive distributions as and if declared by the board of managers of the Company and will have limited voting rights.

13